Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fries, Frederick G. Westerman III and Valerie L. Cover, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 in connection with: (a) the registration by UnitedGlobalCom, Inc., a Delaware corporation (the “Company”), of 628,558 shares of common stock all issuable under the Company’s 401(k) Savings and Stock Ownership Plan, effective January 1, 1994, amended and restated as of November 1, 2004, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Date: November 3, 2004	/s/ Gene W. Schneider
Gene W. Schneider, Chairman

Date: November 3, 2004	/s/ Robert R. Bennett
Robert R. Bennett, Director

Date: November 3, 2004	/s/ Charles H.R. Bracken
Charles H.R. Bracken, Co-Chief Financial Officer

Date: November 3, 2004	/s/ John P. Cole, Jr.
John P. Cole, Jr., Director

Date: November 3, 2004	/s/ Valerie L. Cover
Valerie L. Cover, Vice President, Controller and Principal Accounting Officer

Date: November 3, 2004	/s/ John W. Dick
John W. Dick, Director

Date: November 3, 2004	/s/ Michael T. Fries
Michael T. Fries, President, Chief Executive Officer and Director

Date: November 3, 2004	/s/ Paul A. Gould
Paul A. Gould, Director

Date: November 3, 2004	/s/ Gary S. Howard
Gary S. Howard, Director

Date: November 3, 2004	/s/ David B. Koff
David B. Koff, Director

Date: November 3, 2004	/s/ John C. Malone
John C. Malone, Director

Date: November 3, 2004	/s/ Mark L. Schneider
Mark L. Schneider, Director

Date: November 3, 2004	/s/ Frederick G. Westerman III
Frederick G. Westerman III, Co-Chief Financial Officer